PACIFIC LIFE FUNDS
                PL Short Duration Bond Fund (the "Fund")

CUSIP:7591EAAA1
Quarterly Report from Adviser for the Quarter Ending 12/31/2008

PROCEDURES PURSUANT TO RULE 10f-3*


SECURITIES PURCHASED:

 (1) NAME OF UNDERWRITERS
Barclays Capital, Credit Suisse Securities USA LLC,
GS&Co., Morgan Keegan & Co.

 (2) NAME OF ISSUER
Regions Bank

 (3) TITLE OF SECURITY
RF 2 3/4 12/10/10

 (4) DATE OF PROSPECTUS OR FIRST OFFERING
12/08/2008

 (5) AMOUNT OF TOTAL OFFERING ($)
1,000,000,000

 (6) UNIT PRICE
99.931

 (7)UNDERWRITING SPREAD OR COMMISSION
0.25%

 (8)RATING
Aaa/AAAe/AAA

 (9) MATURITY DATE
12/10/2010

 (10)CURRENT YIELD
2.752%

 (11)YIELD TO MATURITY
2.786%

 (12)SUBORDINATION FEATURES
FDIC Guaranteed

 (13)NATURE OF POLITICAL ENTITY, IF ANY, INCLUDING IN THE CASE OF
REVENUE BONDS, UNDERLYING ENTITY SUPPLYING THE REVENUE
N/A

 (14)TOTAL PAR VALUE OF BONDS PURCHASED ($)
800,000

 (15)DOLLAR AMOUNT OF PURCHASES ($)
799,448

 (16)NUMBER OF SHARES PURCHASED
800,000

 (17)YEARS OF CONTINUOUS OPERATION (EXCLUDING MUNICIPAL SECURITIES;
SEE (25)(D) BELOW)
The company has been in continuous operation for greater than three years

(18)% OF OFFERING PURCHASED BY FUND
0.080%

 (19)% OF OFFERING PURCHASED BY ALL OTHER GSAM-MANAGED PORTFOLIOS AND
ACCOUNTS
11.540%

 (20)SUM OF (18) AND (19)**
11.62%

 (21)% OF FUND'S TOTAL ASSETS APPLIED TO PURCHASE
1.54%

 (22)NAME(S) OF UNDERWRITER(S) OR DEALER(S) FROM WHOM PURCHASED
Barclays Capital

 (23)IS THE ADVISER, ANY SUBADVISER OR ANY PERSON OF WHICH THE ADVISER OR SUBADVISER IS AN "AFFILIATED PERSON", A MANAGER OR CO-MANAGER OF THE OFFERING?
Yes

 (24)WERE PURCHASES DESIGNATED AS GROUP SALES OR OTHERWISE ALLOCATED TO THE ADVISER, ANY SUBADVISER OR ANY PERSON OF WHICH THE ADVISER OR SUBADVISER IS AN "AFFILIATED PERSON"?
No

 (25)HAVE THE FOLLOWING CONDITIONS BEEN SATISFIED:

(a) The securities were part of an issue registered under the Securities Act of 1933, as amended, which is being offered to the public, or were U.S. government securities, as defined in Section 2(a)(16) of the Securities
Exchange Act of 1934, or were municipal securities as defined in
Section 3(a)(29) of the Securities Exchange Act of 1934 or were securities sold in an Eligible Foreign Offering or were securities sold in an Eligible Rule 144A Offering?
Yes

 (b) The securities were purchased prior to the end of the first day on which any sales to the public were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of securities (except, in the case of an Eligible Foreign offering, for any rights to purchase required by law to be granted to existing security holders of the issue) or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated. Yes

(c ) The underwriting was a firm commitment underwriting?
Yes

 (d) With respect to any issue of municipal securities to be purchased, did the securities receive an investment grade rating from at least one unaffiliated nationally recognized statistical rating organization, or, if the issuer of the municipal securities to be purchased, or the entity supplying the revenues from which the issue is to be paid, shall have been in continuous operation for less than three years (including the operation of any predecessors), did the securities receive one of the three highest ratings from one such rating organization?
Yes



COMPARABLE SECURITIES:


(1) NAME OF UNDERWRITERS
Banc of America Securities LLC, Goldman, Sachs & Co.,
Greenwich Capital Markets, Inc., J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated, Barclays Capital
Inc., Blaylock Robert Van, LLC, BNP Paribas Securities Corp., Cabrera Capital Markets, LLC, CastleOak Securities L.P., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Loop Capital Markets, LLC,RBC Capital Markets Corporation, Muriel Siebert & Co., Inc., TD Securities (USA) LLC, UBS Securities LLC, The Williams Company Group
(2) NAME OF ISSUER
Citigroup Inc.
(3)TITLE OF SECURITY
C 2 7/8 12/09/11
(4) DATE OF PROSPECTUS OR FIRST OFFERING
12/02/2008
(5)AMOUNT OF TOTAL OFFERING ($)
3,750,000,000
(6)UNIT PRICE
99.752
(7)UNDERWRITING SPREAD OR COMMISSION
0.25%
(8)RATING
Aaae/AAA/AAA
(9)MATURITY DATE
12/09/2011
(10)CURRENT YIELD
2.882%
(11)YIELD TO MATURITY
2.962%
(12)SUBORDINATION FEATURES
FDIC Guaranteed




COMPARABLE SECURITIES:



 (1)NAME OF UNDERWRITERS
HSBC Securities, BOA Securities, Citigroup Global Markets Inc., RBS Greenwich Capital, Scotia Capital Inc., UBS Securities, Comerica Securities, Fifth Third Securities, Santander Central Hispano
(2)NAME OF ISSUER
HSBC USA Inc.
(3)TITLE OF SECURITY
HSBC 3 1/8 12/16/11
(4)DATE OF PROSPECTUS OR FIRST OFFERING
12/10/2008
(5)AMOUNT OF TOTAL OFFERING ($)
2,325,000,000
(6)UNIT PRICE
99.943(7)UNDERWRITING SPREAD OR COMMISSION
0.30%
(8)RATING
Aaa/AAA/AAA
(9)MATURITY DATE
12/16/2011
(10)CURRENT YIELD
3.125%
(11)YIELD TO MATURITY
3.145%
(12)SUBORDINATION FEATURES
FDIC Guaranteed



COMPARABLE SECURITIES:


 (1)NAME OF UNDERWRITERS
Citi, JPMorgan Securities, PNC Capital Markets
(2)NAME OF ISSUER
PNC Funding Group
(3)TITLE OF SECURITY
PNC 2.3 06/22/12
(4)DATE OF PROSPECTUS OR FIRST OFFERING
12/17/2008
(5)AMOUNT OF TOTAL OFFERING ($)
2,000,000,000
(6)UNIT PRICE
99.883
(7)UNDERWRITING SPREAD OR COMMISSION
0.30%
(8)RATING
Aaa/AAAe/AAA
(9)MATURITY DATE
6/22/2012
(10)CURRENT YIELD
2.330%
(11)YIELD TO MATURITY
2.335%
(12)SUBORDINATION FEATURES
FDIC Guaranteed